REFERRAL AGREEMENT

     THIS REFERRAL AGREEMENT (this "Agreement"), dated as of June 1, 1998, is made by and between Kelley Blue Book., a partnership whose address is 5 Oldfield, Irvine, CA 92618 ("KBB"), and ELECTRONIC VEHICLE REMARKETING, INC., a Delaware corporation and subsidiary of NationsBank, N.A. whose address is 270 South Service Road, Melville, New York 11747 ("EVRI"), with reference to the following facts:

     A. KBB owns and operates a World Wide Web site, the URL of which is http://www.kbb.com (the "KBB Site"), pursuant to which KBB offers to Consumers information relating to automobiles.

     B. EVRI is in the business of operating a World Wide Web site, the URL of which is http://www.CarFinance.com (the "Finance Site").

     C. KBB and EVRI desire to enter into an agreement pursuant to which KBB will provide promotional space to EVRI through the KBB Site.

     NOW, THEREFORE, the parties hereby agree as follows:

1. Certain Definitions.
   -------------------

     1.1 Each of the terms defined in this Section 1. 1 shall have the following respective meanings:

         "Consumer" means a Viewer of the KBB Site.

     "Consumer Finance Site" means the Pages of the Finance Site that (i) are created and designed by EVRI for direct access by Consumers from the KBB Site,
(ii) "mirrors," to the extent necessary or appropriate, the Pages of the Finance Site that are intended to be accessed by Viewers who are not Consumers, and
(iii) provide Consumers the capability to make Finance Submissions.

     "Covered Services" means the following services and products: the financing of the acquisition (by loan or lease) of new and used vehicles.

     "KBB Icon" means an Icon of customary size and design that, when clicked on by a Viewer, will link such Consumer to the KBB Site.

     "EVRI Icons" means one or more Icons of customary size and design that are displayed by KBB in the KBB Site and that, when clicked on by a Consumer, will link such Consumer to the Consumer Finance site.

     "Financing Submission" means, for a specified Consumer, (i) the submission by such Consumer through the Consumer Finance site of a request for credit approval for the acquisition of a vehicle, which shall consist of such Consumer completing to the reasonable satisfaction of EVRI (i.e. sufficiently to permit EVRI to identify such Consumer by name and social security number and make its credit evaluation of the Consumer consistent with its normal business practices) one or more forms displayed in the Consumer Finance Site for such purpose and then transmitting such information electronically to EVRI by clicking on a "submit" or similar button, (ii) the submission by a Consumer to EVRI, by tele-copier, mail or other physical delivery, of one or more comparable forms similarly completed, or (iii) the oral submission by such Consumer of the information required by such form(s) to a representative of EVRI in a manner that permits EVRI to process such submission. "Financing Submission" shall not include a submission (i) made by a Consumer anonymously, (ii) that is identified by EVRI as either made with fraudulent intent or is not bona fide (e.g. does not include truthful responses to the material items of information that EVRI needs in order to process a Submission), and (iii) that is a duplicate of a prior Financing Submission.

     "Financing Yield" means, for a specified period, a fraction, the denominator of which is the number Financing Submissions made during such period and the numerator of which is the number of such Financing Submissions that resulted in the Consumers who made such Financing Submissions subsequently acquiring vehicle financing from or through EVRI.

     "Icon" means a graphic, highlighted text or other visual cue displayed on a Page that, when clicked on by a Viewer, provides a link to another Page.

     "Page" means a portion of a Web Site consisting of one or more screen displays that are accessible through a separately addressable URL.

     "Return Icon" means an KBB Icon that is displayed by EVRI on each Page of the Consumer Finance Site viewed by a Consumer and that, when clicked on by a Consumer, will link such Consumer to such Page of the KBB Site as shall be designated by KBB.

     "Term" has the meaning set forth in section 3.1 hereof.

     "URL" means "uniform resource locator," the address by which the Internet locates and retrieves a Page.

     "Vehicle Pricing Information" means information concerning the actual or estimated prices of new vehicles, used vehicles and/or available options.

     "Yield" means the Financing Yield.

     "Viewer" means an individual viewing a Page.

2. KBB's Services and Related Obligations of EVRI.
   -----------------------------------------------

     2.1 KBB represents, warrants and covenants to EVRI that, during the Term:

     2.1.1 KBB shall, on the later of (i) fifteen (15) days from the date of EVRI's delivery of properly formatted graphic files under section 2.2 hereof and
(ii) thirty days from the effective date of this Agreement, display the EVRI Icons on such pages of the KBB Site that are considered necessary by KBB.

     2.1.2 KBB agrees to operate the KBB Site, and to use all commercially reasonable efforts to maintain the availability and accessibility of the KBB Site, on a 24-hour, seven days per week basis, excluding routine maintenance. EVRI acknowledges that KBB is not responsible for downtime due to technical problems relating to the Internet or experienced by KBB's service providers.

     2.1.3 KBB owns all of the right, title and interest in and to the KBB Site and has the right to display to Consumers the content thereof. KBB has the power and authority to enter into this Agreement and to perform its obligations set forth herein. Neither the execution and delivery of this Agreement by KBB nor the performance by KBB of its obligations set forth herein will constitute a breach by KBB of any other agreement to which it is a party.

     2.2 EVRI represents, warrants and covenants to KBB that, during the Term:

     2.2.1 The Consumer Finance Site shall consist of a number of related Pages that, when accessed through an EVRI Icon (i) advises such Consumer of the availability of vehicle financing, (ii) solicits information for the purpose of qualifying such Consumer for the financing desired by such Consumer.

     2.2.3 EVRI agrees to operate the Consumer Finance site, and to use all reasonable efforts to maintain the availability and accessibility of the Consumer Finance Site to Consumers, on a 24-hour, 7 days per week basis, excluding routine maintenance. KBB acknowledges that EVRI is not responsible for downtime due to technical problems relating to the Internet or experienced by EVRI's service providers.

     2.2.4 Each page of the Consumer Finance Site shall display a Return Icon; provided however that any Return Icon located on a Page involving the process of making a Financing Submission shall instead be an "inactive Icon (i.e. text or graphics that appear visually to be an Icon but do not activate any links), unless and until EVRI and KBB mutually agree to activate such Icon. EVRI shall make the determination where on each page EVRI Icon (or inactive Icon , if applicable) shall be located.

     2.2.5 The Consumer Finance Site shall not include any Icon linking a Consumer to any Page or Website other than (i) another Page within the same Consumer Finance Site, or (iii) the Page accessed through the Return Icon; for the purpose of attempting to induce each Consumer who has completed its access of such Consumer Finance Site to return to the KBB Site.

     2.2.6 EVRI shall post to KBB, on a daily basis, a file containing names of all of the Consumers making up the Financing Submissions for that day.

     2.2.7 EVRI owns all of the right, title and interest in and to the Consumer Finance Site and has the right to display to Viewers the content thereof. EVRI has the power and authority to enter into this Agreement and to perform its obligations set forth herein. Neither the execution and delivery of this Agreement by EVRI nor the performance by EVRI of its obligations set forth herein will constitute a breach by EVRI of any other agreement to which it is a party.

     2.3 EVRI and KBB shall cooperate with each other with respect to the preparation of the editorial material to be included on each Post-Submission Page, with the understanding the such material shall, among other things, confirm the receipt by EVRI of the Financing Submission, contain any other post Financing Submission information as is appropriate to display to the Consumer who made such Financing Submission, and transition such Consumer back to the content of the KBB Site.

     2.4 EVRI hereby grants to KBB the right to use (i.e. to copy, transmit, distribute and display) during the Term the EVRI Icons in the manner described in this Agreement. All of such use of the EVRI Icons shall inure to the benefit of EVRI and shall not create any rights, title or interest in the EVRI Icons for KBB. KBB agrees that as between EVRI and KBB, EVRI owns and continues to own exclusively, all right, title and interest in and to the EVRI Icons and the other EVRI trade names and trademarks in perpetuity.

     2.5 KBB hereby grants to EVRI the right to use (i.e. to copy, transmit, distribute and display) during the Term the KBB Icons in the manner described in this Agreement. All of such use of the KBB Icons shall inure to the benefit of KBB and shall not create any rights, title or interest in the KBB Icons for EVRI. EVRI agrees that as between EVRI and KBB, KBB owns and continues to own exclusively, all right, title and interest in and to the KBB Icons and the other KBB trade names and trademarks in perpetuity.

3. Term.
   -----

     3.1 The term of this agreement commences on June 1, 1998 and shall end on June 1, 1999 (the "Term"), unless otherwise extended or terminated as provided herein.

     3.2 The Term may be terminated only (i) by KBB in the event that EVRI does not pay any fees owed by it hereunder within 60 days of the date such fees are due under this Agreement, (ii) by KBB in the event of any other material breach of this Agreement by EVRI, (iii) by EVRI in the event of any material breach of this Agreement by KBB; provided, however, that prior to either party having the right to terminate the Term pursuant to clauses (ii) or (iii), such party shall give the other party written notice specifying such breach and 30 days to cure such breach (or such longer time as may be reasonably necessary to cure such breach if the party in breach acts expeditiously and if the nature of such breach requires a longer period), (iv) by either party, at any time upon not less than 30 days prior written notice, if such party makes the good faith determination that the continued performance by either such party or the other party of its respective obligations under this Agreement would not be feasible or would subject such party to an unreasonable risk of that such party will incur material damages or other material liability, or (v) in accordance with
Section 3.5 hereof.

     3.3 In the event that the Term is not terminated pursuant to Sections 3.1 or 3.2 hereof and KBB and EVRI continue to perform their respective obligations set forth herein after the expiration of the Term, the Term shall be deemed to have been extended on a month-to-month basis and may thereafter be terminated either (a) by KBB, on not less than 30 days' written notice to EVRI, or (b) by EVRI on not less than 30 days' written notice to KBB.

     3.4 The provisions of this Agreement shall continue in full force and effect after the termination of the Term, including but not limited to the obligations of the parties to pay the amounts required by Section 4 hereof provided that EVRI shall not be obligated to provide the Covered Services after the effectiveness of any such termination. 3.5 Either party may terminate this Agreement for any reason upon thirty (30) days prior written notice to the other party.


4. Fees.
   -----

     4.1 By the 10th day of each month following the end of each calendar month during the Term, and (iii) the end of the second calendar month after the month in which the Term expires (each such date a "Calculation Date"):

     4.1.1 EVRI shall deliver to KBB a written report setting forth EVRI's determination of the Yield, setting forth a summary of the underlying data pursuant to which the Yield is calculated, and identifying (i) which Financing Submissions have resulted in the Consumers who made such Financing Submissions subsequently acquiring vehicle financing from or through EVRI, which shall be accompanied by a statement of an authorized representative of EVRI certifying as to the accuracy of such report.

     4.1.2 EVRI and KBB shall calculate the "Financing Fee," which shall be based Financing Yield and shall be equal the product of (i) the Fee Per Financing Submission set forth in the following table that corresponds to such Yield, multiplied by (ii) the number of Financing Submissions made from the date hereof through the applicable Cut-Off Date:


Financing Yield:    less than 20%     20%-30%       31%-40%        Over 40%

Fee Per
Financing
Submission:             [*]

     4.2 Not later than July 30th and the 30th day of each calendar month thereafter through the 30th day of the month following the last Calculation Date, EVRI shall pay KBB an amount equal to the amount (if any) by which the sum of the Financing Fee is computed as of the end of the applicable Cut-Off Date.

     4.3 KBB shall have the right, at its expense, upon not less than five business days' written notice and during EVRI's normal business hours, without disrupting EVRI's business operations, to inspect and audit the books and records of EVRI relating to the Covered Services, without disrupting EVRI's business operations, for the purpose of verifying any reports, information or payments due to KBB under this Agreement.


5. Indemnification.
   ---------------

     5.1 Each party agrees to indemnify, defend and hold harmless the other party and its shareholders, directors, officers, employees, agents and affiliates from and against any and all claims, actions and proceedings (including but not limited to reasonable attorney's fees and expenses), damages, judgments, settlements and costs incurred in connection therewith) that arises out of or relates to any breach or omission by such indemnifying party with respect to its obligations under this Agreement or rising out of the negligence or willful misconduct of such party in connection with the performance of its duties hereunder.

     5.2 Any person claiming any right of indemnification under this Agreement ("Indemnified Party") as a result of a Third Party Claim shall notify the party from whom indemnification is sought (the "Indemnifying Party") pursuant to the provisions hereof (a "Claim Notice"), specifying the nature of the claim, and giving notice of any fact upon which the Indemnified Party intends to base a claim for indemnification hereunder. The Indemnifying Party shall have 30 days (or, if shorter, a period to a date not less than the date when a responsive pleading or other document is required to be filed giving effect to any available extension) (the "Notice Period") to notify the Indemnified Party (a) whether or not it disputes its liability for indemnification of the Third Party Claim and (b) if liability is not disputed, whether or not it desires to defend the Indemnified Party. If the Indemnifying Party elects to defend by appropriate proceedings, such proceedings shall be promptly settled or prosecuted to a final conclusion in such a manner as is reasonably calculated to avoid any risk of damage to the Indemnified Party, and all costs and expenses of such proceedings and the amount of any judgment shall be paid by the Indemnifying Party.

6. Miscellaneous Provisions.
   ------------------------

     6.1 Notices. All notices, requests, demands, consents, approvals, designations and other communications called for or contemplated by this Agreement shall be in writing and shall be deemed given to the party to whom addressed (i) when delivered to such party by hand or sent by facsimile transmission (ii) one business day after being sent to such party by overnight courier, or (iii) three business days after being sent to such party by registered or certified mail (return receipt requested, postage prepaid), in each case at the address for such party set forth above (or at such other address as such party may designate by notice in the manner aforesaid).

     6.2 Entire Agreement, Waivers, Etc. This Agreement constitutes the sole and entire agreement and understanding between the parties hereto, and together they supersede all other prior agreements and understandings among them or any of them with respect to the subject matter hereof. No delay on the part of a party in exercising, or partial exercise of, any right, power or privilege hereunder shall operate as a waiver of any privilege or right hereunder or preclude any other or further exercise of any other right, power or privilege. This Agreement may not be amended except by a written agreement executed by the party to be bound thereby.

     6.3 Counterparts. This Agreement may be executed in counterparts, both of which together shall constitute one and the same agreement and each of which shall be deemed an original.

     6.4 Remedies, Specific Performance. No remedy specifically conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy, each and every remedy shall be cumulative and shall be in addition to every other remedy conferred hereunder or now or hereafter existing at law, in equity, or by statute or otherwise, and the election by a party of one or more remedies shall not constitute a waiver of such party's right to pursue any other available remedy or remedies. The parties hereto expressly acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with the terms hereof, and that, accordingly, each party hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy available to such party.

     6.5 Rules of Construction. No provision of this Agreement shall be construed in favor of or against any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof. References to Sections herein include all subsections subsidiary to the Section referred to. Section headings herein have been inserted for convenience of reference only, are not a part of this Agreement and shall not be used in construing this Agreement.

     6.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

     6.7 Severability. If any provision of this agreement is held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the remaining provisions hereof shall in no way be affected and shall remain in full force and effect.

     6.8 WAIVER OF JURY TRIAL RIGHTS. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY POWER, RIGHT, PRIVILEGE OR REMEDY UNDER OR IN CONNECTION WITH THE AGREEMENT, AND AGREES THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     6.9 No Third Party Beneficiaries. It is not the intention of either of the parties to confer, and the Agreement shall not be construed as to confer, any right or benefit upon any person or entity other than the parties and their successors and permitted assigns; and no such other person entity shall have any rights or remedies against either of the parties hereto under or by virtue of this Agreement.

     6.10 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) AND IRRESPECTIVE OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE.

     6.11 Confidentiality. Both EVRI and KBB acknowledge that confidential information, including trade secrets, strategies, processes, computer programs and contractual information, may be disclosed to the other party during the course of the Agreement. Each party agrees that it shall take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement and for a period of three years following expiration or termination of this Agreement, to prevent the duplication or disclosure of confidential information, other than, by or to its employees or agents who must have access to the confidential information to perform such party's obligations hereunder, who shall each agree to comply with this Section 5 of this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


ELECTRONIC VEHICLE REMARKETING, INC.          KELLEY BLUE BOOK

By:  /s/                                      By:  /s/
   ---------------------------------            -------------------------------

Its:                                          Its:
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